UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2009

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 15, 2009, SunTrust Banks, Inc. (“SunTrust”) entered into an Equity Distribution Agreement with Morgan Stanley & Co. Incorporated (“Morgan Stanley”), pursuant to which SunTrust may offer and sell, from time to time, through Morgan Stanley, as SunTrust’s sales agent, or to Morgan Stanley for resale, shares of its common stock, par value $1.00 per share, having an aggregate gross sales price of up to $1,250,000,000.

The shares sold in this offering will be issued pursuant to a prospectus dated October 18, 2006, and a prospectus supplement filed with the Securities and Exchange Commission on May 15, 2009, in connection with one or more offerings of shares from SunTrust’s effective shelf registration statement on Form S-3 (Registration No. 333-137101). Sales of shares of our common stock through Morgan Stanley, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale, in block transactions, or as otherwise agreed upon by us and the sales agent.

The Equity Distribution Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Equity Distribution Agreement and the transactions contemplated thereby is qualified in its entirety by reference to Exhibit 99.1.

Exhibits 5.1 and 23.1 to this Current Report on Form 8-K are filed herewith in connection with the Company’s effective registration statement on Form S-3 (Registration No. 333-137101) and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of King & Spalding LLP regarding the validity of the shares of common stock to be issued pursuant to the equity distribution program.

23.1	Consent of King & Spalding LLP (included in Exhibit 5.1).

99.1	Equity Distribution Agreement, dated May 15, 2009, between SunTrust and Morgan Stanley.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNTRUST BANKS, INC.

Date: May 15, 2009	By:	/s/ David A. Wisniewski
David A. Wisniewski
Group Vice President and Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of King & Spalding LLP regarding the validity of the shares of common stock to be issued pursuant to the equity distribution program.

23.1	Consent of King & Spalding LLP (included in Exhibit 5.1).

99.1	Equity Distribution Agreement, dated May 15, 2009, between SunTrust and Morgan Stanley.